CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Morgan Stanley Institutional Liquidity Funds (File Nos. 333-104972; 811-21139).  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ CLIFFORD CHANCE US LLP

New York, New York

February 27, 2007